Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Second Amended and Restated 2010 Incentive Plan and 2014 Incentive Award Plan of Wayfair Inc. of our report dated May 7, 2014, with respect to the consolidated financial statements of Wayfair LLC included in the Registration Statement (Form S-1 No. 333- 198171) and related prospectus of Wayfair Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 9, 2014